Exhibit 99.1

Joshua A. Sussberg, P.C. (admitted pro hac vice)		Michael A. Condyles (VA 27807)
Emily E. Geier (admitted pro hac vice)		Peter J. Barrett (VA 46179)
AnnElyse Scarlett Gains (admitted pro hac vice)		Jeremy S. Williams (VA 77469)
KIRKLAND & ELLIS LLP		Brian H. Richardson (VA 92477)
KIRKLAND & ELLIS INTERNATIONAL LLP		KUTAK ROCK LLP
601 Lexington Avenue		901 East Byrd Street, Suite 1000
New York, New York 10022		Richmond, Virginia 23219-4071
Telephone:	(212) 446-4800	Telephone:	(804) 644-1700
Facsimile:	(212) 446-4900	Facsimile:	(804) 783-6192

-and-

Joshua M. Altman (admitted pro hac vice)

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

300 North LaSalle Street

Chicago, Illinois 60654

Telephone:	(312) 862-2000
Facsimile:	(312) 862-2200

Co-Counsel to the Debtors and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

)
In re:	)	Chapter 11
)
PIER 1 IMPORTS, INC., et al.,[1]	)	Case No. 20-30805 (KRH)
)
Debtors.	)	(Jointly Administered)
)

NOTICE OF SUCCESSFUL AND BACKUP BIDDERS WITH RESPECT

TO THE AUCTION AND SALE OF CERTAIN OF THE DEBTORS’ ASSETS

PLEASE TAKE FURTHER NOTICE that on February 18, 2020, the United States Bankruptcy Court for the Eastern District of Virginia (the “Court”) entered the Order (I) Establishing Bidding Procedures, (II) Scheduling Bid Deadlines and an Auction, (III) Approving the Form and Manner of Notice Thereof, (IV) Approving the Form of Asset Purchase Agreement, (V) Authorizing the Assumption of the Plan Support Agreement, and (VI) Granting Related Relief [Docket No. 102] (the “Bidding Procedures Order”), approving procedures by which the above-captioned debtors and debtors and possession (collectively, the “Debtors”) were authorized to conduct an auction for the sale of certain property of the Debtors.

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are set forth in the Order (I) Directing Joint Administration of Chapter 11 Cases and (II) Granting Related Relief [Docket No. 76]. The location of the Debtors’ service address is PO BOX 961020, Fort Worth, TX 76161-0020. Or, for delivery by Airborne, Federal Express & other Courier Services: 685 John B. Sias Memorial Parkway Suite 255, Fort Worth, TX 76134.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Bidding Procedures Order,2 on July 5, 2020, the Debtors filed the Notice of Auction and Designation of Stalking Horse Bidder for Sale of Intellectual Property [Docket No. 828] (the “Auction Notice”), informing stakeholders that the Debtors would conduct an Auction with respect to the Debtors’ intellectual property (the “Intellectual Property”). The Auction was conducted as described in the Auction Notice.

PLEASE TAKE FURTHER NOTICE that, at the conclusion of the Auction, the Debtors, in consultation with their professionals, selected the following Successful Bidder and Backup Bidder with respect to the Debtors’ Intellectual Property.

Asset(s)	Successful Bidder	Backup Bidder	Proposed Expense Reimbursement and/or Breakup Fee	Key Terms of Proposed Sale
Intellectual Property	Retail Ecommerce Ventures LLC	Sycamore Partners Management, L.P.	None[3]	$31,000,000

PLEASE TAKE FURTHER NOTICE that in addition to the Intellectual Property, the Debtors received the following bids with respect to certain unexpired leases of real property (the “Leases” and together with the Intellectual Property, the “Assets”), with each bidder being designated the Successful Bidder:

Asset(s)	Successful Bidder	Backup Bidder	Proposed Expenses Reimbursement and/or Breakup Fee	Key Terms of Proposed Sale
Lease Termination 3003 S. Veterans Pkwy. Springfield, IL 62704	Washington Prime Group	N/A	N/A	(i) credit bid of approximately $13,640.82 for outstanding obligations; (ii) waiver of rent through October 31, 2020 in the approximate amount of $40,922.46 and (iii) waiver of rejection damages.
Lease Termination 6125 East St. Rockford, IL 61108	Washington Prime Group	N/A	N/A	(i) credit bid of approximately $49,379.51 for outstanding obligations; (ii) waiver of rent through October 31, 2020 in the approximate amount of $72,232.47 and (iii) waiver of rejection damages.
Lease Termination 750 Sunland Park Dr. El Paso, TX 79912	Washington Prime Group	N/A	N/A	(i) credit bid of approximately $46,250.9 for outstanding obligations; (ii) waiver of rent through October 31, 2020 in the approximate amount of $71,051.91 and (iii) waiver of rejection damages.

[2]	The Dates established in the Bidding Procedures Order were further extend by a latter order of the Court. See [Docket No. 744].
[3]	The Stalking Horse Bidder was the Successful Bidder. Accordingly, no Expense Reimbursement or Breakup Fee is payable.

PLEASE TAKE FURTHER NOTICE that pursuant to the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with respect to Confirmation of the Debtors Proposed Joint Chapter 11 Plan, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 804] (the “Disclosure Statement Order”), the Debtors have scheduled the Sale Hearing to commence via remote video on July 15, 2020 at 2:00 p.m. (prevailing Eastern Time) before the Honorable Kevin R. Huennekens, at 701 East Broad Street, 5th Floor, Courtroom No. 5000, Richmond, Virginia 23219. Additional instructions regarding participation in the Sale Hearing by remote video will be filed via CM/ECF with the Court.

PLEASE TAKE FURTHER NOTICE that at the Sale Hearing, the Debtors will seek the Court’s approval of the sale of the Assets to the Successful Bidders. Unless the Court orders otherwise, the Sale Hearing shall be an evidentiary hearing on matters relating to the Sale and there will be no further bidding at the Sale Hearing. In the event that the Successful Bidders cannot or refuse to consummate the Sale following entry of a Sale Order because of the breach or failure on the part of the Successful Bidders, the Debtors shall promptly file a supplemental notice seeking to approve the sale to the Backup Bidder, if applicable, on expedited notice and a hearing.

PLEASE TAKE FURTHER NOTICE that copies of the Bidding Procedures Order, the Wind-Down Order, the Disclosure Statement Order, and all other documents filed in these chapter 11 cases are available free of charge by: (a) visiting the Debtors’ restructuring website at https://dm.epiq11.com/case/pier1/info and/or (b) by calling (866) 977-0883 (toll free) or, for international callers, (503) 520-4412 (international). You may also obtain copies of any pleadings filed in these chapter 11 cases for a fee via PACER at: http://www.vaeb.uscourts.gov in accordance with the procedures and fees set forth therein.

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Richmond, Virginia
Dated: July 9, 2020

/s/ Jeremy S. Williams
KUTAK ROCK LLP		KIRKLAND & ELLIS LLP
Michael A. Condyles (VA 27807)		KIRKLAND & ELLIS INTERNATIONAL LLP
Peter J. Barrett (VA 46179)		Joshua A. Sussberg, P.C. (admitted pro hac vice)
Jeremy S. Williams (VA 77469)		Emily E. Geier (admitted pro hac vice)
Brian H. Richardson (VA 92477)		AnnElyse Scarlett Gains (admitted pro hac vice)
901 East Byrd Street, Suite 1000		601 Lexington Avenue
Richmond, Virginia 23219-4071		New York, New York 10022
Telephone:	(804) 644-1700	Telephone:	(212) 446-4800
Facsimile:	(804) 783-6192	Facsimile:	(212) 446-4900
Email:	Michael.Condyles@KutakRock.com	Email:	joshua.sussberg@kirkland.com
	Peter.Barrett@KutakRock.com		emily.geier@kirkland.com
	Jeremy.Williams@KutakRock.com		annelyse.gains@kirkland.com
Brian.Richardson@KutakRock.com

-and-

Co-Counsel to the Debtors and Debtors in Possession		Joshua M. Altman (admitted pro hac vice)
300 North LaSalle Street
Chicago, Illinois 60654
		Telephone:	(312) 862-2000
		Facsimile:	(312) 862-2200
		Email:	josh.altman@kirkland.com

Co-Counsel to the Debtors and Debtors in Possession